Wal-Mart Stores, Inc.

Safe harbor and non-GAAP measures This presentation contains statements as to Walmart management's guidance regarding earnings per share for the three months ending October 31, 2016, adjusted earnings per share and our effective tax rate for the year ending January 31, 2017, Walmart U.S.'s comparable store sales and Sam's Club's comparable club sales, excluding fuel, for the 13-week period ending October 28, 2016 and the third-party FCPA- and compliance- related expenses expected to be incurred for year ending January 31, 2017. Assumptions on which such forward-looking statements are based are also forward-looking statements. Walmart believes such statements are "forward-looking statements" as defined in, and are intended to enjoy the protection of the safe harbor for such statements provided by, the Private Securities Litigation Reform Act of 1995, as amended. Walmart's actual results may differ materially from the guidance provided as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: • economic, geo-political, capital markets and business conditions, trends and events around the world and in the markets in which Walmart operates; • currency exchange rate fluctuations, changes in market interest rates and commodity prices; • unemployment levels; • competitive pressures; • inflation or deflation, generally and in particular product categories; • consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; • consumer enrollment in health and drug insurance programs and such programs' reimbursement rates; • the amount of Walmart's net sales denominated in the U.S. dollar and various foreign currencies; • the financial performance of Walmart and each of its segments; • Walmart's effective tax rate for the quarter ending October 31, 2016 and the factors affecting Walmart's effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; • customer traffic and average ticket in Walmart's stores and clubs and on its e-commerce websites; • the mix of merchandise Walmart sells, the cost of goods it sells and the shrinkage it experiences; • the amount of Walmart's total sales and operating expenses in the various markets in which it operates; • transportation, energy and utility costs and the selling prices of gasoline and diesel fuel; • supply chain disruptions and disruptions in seasonal buying patterns; • consumer acceptance of and response to Walmart's stores, clubs, e-commerce websites, mobile apps, initiatives, programs and merchandise offerings; • cyber security events affecting Walmart and related costs; • developments in, outcomes of, and costs incurred in legal proceedings to which Walmart is a party; • casualty and accident-related costs and insurance costs; • the turnover in Walmart's workforce and labor costs, including healthcare and other benefit costs; • changes in accounting estimates or judgments; • changes in existing tax, labor and other laws and changes in tax rates, trade restrictions and tariff rates; • the level of public assistance payments; • natural disasters, public health emergencies, civil disturbances, and terrorist attacks; • Walmart's expenditures for FCPA and other compliance related costs; and • outcomes of and costs incurred in legal proceedings to which Walmart is a party. Such risks, uncertainties and factors also include the risks relating to Walmart's operations and financial performance discussed in Walmart's most recent annual report on Form 10-K filed with the SEC. You should read this presentation in conjunction with that annual report on Form 10-K and Walmart's subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. You should consider all of the risks, uncertainties and other factors identified above and in those SEC reports carefully when evaluating the forward looking statements in this presentation. Walmart cannot assure you that the future results reflected in or implied by any such forward-looking statement will be realized or, even if substantially realized, will have the forecasted or expected consequences and effects for or on Walmart's operations or financial performance. Such forward-looking statements are made as of the date of this presentation, and Walmart undertakes no obligation to update such statements to reflect subsequent events or circumstances. This presentation includes certain non-GAAP measures as defined under SEC rules, including net sales, revenue, and operating income on a constant currency basis, Sam's Club comp sales excluding fuel, free cash flow, return on investment and adjusted earnings per share. Refer to information about the non-GAAP measures contained in this presentation. Additional information as required by Regulation G and Item 10(e) of Regulation S-K regarding non-GAAP measures can be found in our most recent Form 10-K and Form 10-Q, and our Form 8-K furnished as of the date of this presentation with the SEC, which are available at www.stock.walmart.com. 2

FY17 Q3 EPS: • $0.90 to $1.00 FY17 adjusted EPS1: • $4.15 to $4.35 13-week period:2 • +1.0 to +1.5 percent 13-week period,2 excluding fuel: • slightly positive 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. 2 13-week period from July 30, 2016 through October 28, 2016, compared to 13-week period ended October 30, 2015. Guidance 3 The company's guidance for adjusted earnings per share for fiscal year 2017 assumes currency exchange rates remain at today's levels. This guidance also includes an estimated dilutive impact to EPS of approximately $0.05, primarily in the fourth quarter, as a result of expected operating losses and one-time transaction expenses related to the planned acquisition of Jet.com, assuming the transaction is closed near the beginning of the fourth quarter of FY17. Also, the guidance excludes the non-cash gain of $0.14, net of tax, from the sale of Yihaodian in China to JD.com. Additionally, this updated guidance assumes that our full year effective tax rate is expected to be at the low end of our previously stated range of 31.5 to 33.5 percent. U.S.

Wal-Mart Stores, Inc. (Amounts in millions, except per share data) Q2 $ Δ1% Δ1 YTD $ Δ1% Δ1 Total revenue3 $120,854 $625 0.5% $236,758 $1,703 0.7% Total revenue, constant currency2,3 $123,593 $3,364 2.8% $243,019 $7,964 3.4% Net sales $119,405 $75 0.1% $234,391 $1,059 0.5% Net sales, constant currency2 $122,093 $2,763 2.3% $240,577 $7,245 3.1% Membership & other income3 $1,449 $550 61.2% $2,367 $644 37.4% Operating income3 $6,165 $96 1.6% $11,440 -$309 -2.6% Operating income, constant currency2,3 $6,322 $253 4.2% $11,738 -$11 -0.1% Interest expense, net $566 $23 4.2% $1,127 -$240 -17.6% Consolidated net income attributable to Walmart4 $3,773 $298 8.6% $6,852 $36 0.5% Diluted EPS (continuing operations)4 $1.21 $0.13 12.0% $2.18 $0.07 3.3% 1 Change versus prior year comparable period. 2 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. 3 Q2 FY17 QTD and YTD include the gain from the sale of Yihaodian, which was $535 million on a reported basis and $568 million on a constant currency basis. 4 Q2 FY17 QTD and YTD include the gain from the sale of Yihaodian, which was approximately $435 million, net of tax, or $0.14 of diluted EPS. 4

Wal-Mart Stores, Inc. Q2 bps Δ1 YTD bps Δ1 Gross profit rate 25.1% 53 bps 24.9% 56 bps Operating expenses as a percentage of net sales 21.1% 91 bps 21.0% 99 bps Effective tax rate 30.5% -368 bps 31.1% -226 bps Debt to total capitalization2 NP NP 38.3% — bps Return on investment3,4 NP NP 15.5% -70 bps 1 Basis points change versus prior year comparable period. 2 Debt to total capitalization is calculated as of July 31, 2016. Debt includes short-term borrowings, long-term debt due within one year, capital lease and financing obligations due within one year, long-term debt, and long-term capital lease and financing obligations. Total capitalization includes debt and total Walmart shareholders' equity. 3 ROI is calculated for the trailing 12 months ended July 31, 2016. 4 See reconciliations at the end of presentation regarding non-GAAP financial measures. NP - Not provided 5

(Amounts in millions) Q2 $ Δ1% Δ1 Receivables, net $5,275 $— —% Inventories $43,453 -$1,554 -3.5% Accounts payable $39,902 $2,677 7.2% Wal-Mart Stores, Inc. 1 Change versus prior year comparable period. 6

Wal-Mart Stores, Inc. (Amounts in millions) YTD $ Δ1 Operating cash flow $14,931 $4,829 Capital expenditures $4,619 -$425 Free cash flow2 $10,312 $5,254 (Amounts in millions) Q2% Δ1 YTD % Δ1 Dividends $1,560 -1.1% $3,133 -0.8% Share repurchases3 $2,117 111.1% $4,852 278.2% Total $3,677 42.5% $7,985 79.8% 1 Change versus prior year comparable period. 2 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non- GAAP financial measures. 3 $12.7 billion remaining of $20 billion authorization approved in October 2015. 7

Walmart U.S. (Amounts in millions) Q2 Δ1 YTD Δ1 Net sales $76,241 3.1% $149,536 3.7% Comparable store sales2 1.6% 10 bps 1.3% — bps • Comp traffic 1.2% -10 bps NP NP • Comp ticket 0.4% 20 bps NP NP E-commerce impact3 ~0.4% ~20 bps NP NP Neighborhood Market ~6.5% -80 bps NP NP Gross profit rate Increase 33 bps Increase 38 bps Operating expense Increase 106 bps Increase 123 bps Operating income $4,519 -6.2% $8,751 -7.5% 1 Change versus prior year comparable period. 2 Comp sales are on a 13-week and 26-week basis for the periods ended July 29, 2016 for Q2 and YTD, respectively. 3 The company's e-commerce sales impact includes those sales initiated through the company's websites and fulfilled through the company's dedicated e-commerce distribution facilities, as well as an estimate for sales initiated online but fulfilled through the company's stores and clubs. NP - Not provided 8

Walmart U.S. - financial highlights 9 Sales • Net sales increased 3.1%, or approximately $2.3 billion. • Comp sales increased 1.6% led by comp traffic of 1.2%. The 2-year stack basis comp sales is 3.1%. • Market food deflation negatively impacted food comps by approximately 100 basis points. The impact to overall segment comp was similar to Q1. • Strong results in home, toys, sporting goods and OTC. Gross Margin • Gross margin increased 33 basis points with improved margin rates in food and consumables a contributing factor. • Gross margin also benefitted from an improvement in cost of goods due to savings in procuring merchandise, lower transportation expense as a result of lower fuel costs, and some improvements in shrink. • Gross margin benefits were somewhat offset by the implementation of the multi-year strategy of incremental price investments. Expenses • As expected, expenses increased primarily as a result of the associate wage rate increases in February and investments in technology. Inventory • Total inventory declined 2.9%, and comp store inventory declined by 6.5%, while in-stock levels improved. Format growth • Net openings of 22 Supercenters (including conversions and relocations) and 15 Neighborhood Markets. • Expanded online grocery to more than 60 markets and nearly 400 locations.

Walmart U.S. - merchandise highlights

Category	Comp	Comments
Grocery[1]	+ low single-digit	Strong traffic in food and consumables was partially offset by 100 bps of market food deflation versus last year (impact to segment comp was similar to Q1). Consumables growth from improved assortment in beauty and cosmetics as well as new product innovation in pets.
Health & wellness	+ mid single-digit	Branded drug inflation and pharmacy script growth drove increased sales as well as stronger OTC due in part to better in-stock levels.
General merchandise[2]	+ low single-digit	Apparel sales growth due to a focus on basics across both seasonal and the base apparel business while the home and toys categories benefited from licensed brands and improved in-stock. Strength in sporting goods was driven by new product innovation. Entertainment sales were soft, but in-line with Q1 performance. Overall, our continued focus on inventory management is improving in-stock levels and allowing more space for seasonally-relevant items.

Walmart Save money. Live better.

[1] Includes food and consumables.

[2] In order to align with how we manage the business, general merchandise now includes entertainment, toys, hardlines, apparel and home/seasonal.

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Walmart International 1 (Amounts in millions) Reported Constant currency1 Reported Constant currency1 Q2 Δ2 Q2 Δ2 YTD Δ2 YTD Δ2 Net sales $28,621 -6.6% $31,309 2.2% $56,704 -6.9% $62,890 3.2% Gross profit rate Increase 45 bps NP NP Increase 58 bps NP NP Operating income3 $1,727 35.2% $1,884 47.5% $2,891 23.2% $3,189 35.9% 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. 2 Change versus prior year period. 3 Q2 FY17 QTD and YTD include the gain from the sale of Yihaodian, which was $535 million on a reported basis and $568 million on a constant currency basis. NP - Not provided 11

Walmart International - financial highlights 12 Sales • Nine of 11 markets had positive comp sales. Six of 11 markets had comp sales greater than 4 percent. • Walmex continues to deliver strong results. • Currency exchange rate fluctuations negatively impacted net sales by $2.7 billion. Operating income • The gain from the sale of Yihaodian represented a benefit to operating income of $535 million on a reported basis and $568 million on a constant currency basis. • Excluding the gain, operating income increased 3.1 percent on a constant currency basis driven by higher sales, gross profit rate improvement and targeted cost reduction initiatives. Inventory • Inventory continues to be an area of focus. On a constant currency basis, inventory grew faster than sales in the quarter.

Walmart International - key markets 1 Results are on a constant currency basis. Net sales and comp sales are presented on a nominal, calendar basis. 2 E-commerce results included for the United Kingdom, Walmex and Canada. E-commerce results for Brazil and China are not included in the table. The gain from our Yihaodian sale is included in China e-commerce, and is not included in the table. 3 Change versus prior year comparable period. 4 Comp sales for the United Kingdom are presented excluding fuel. 5 Walmex includes the consolidated results of Mexico and Central America. 6 Walmex operating income increase is calculated excluding the gain from the sale of bank operations last year. Country1,2 Comp3 Net sales3 Gross profit rate3 Operating income3Sales Traffic Ticket United Kingdom4 -7.5% -6.0% -1.5% -5.0% Increase Decrease Walmex5 7.3% 0.7% 6.6% 8.3% Increase Increase63¹ Canada 1.1% 0.5% 0.6% 2.9% Increase Increase Brazil 4.7% -3.5% 8.2% -0.4% Decrease Increase China -0.5% -5.5% 5.0% 2.3% Decrease Decrease 13

Walmart International - key market highlights 14 Walmex • Strong sales momentum for Walmex continued across all formats, divisions, countries and regions. Growth in comp sales significantly outpaced the rest of the self-service market, according to ANTAD. • In Mexico, consumption continues to be favorable, and we are executing with consistency and delivering on each format’s value proposition. • Sam's Club delivered solid member base growth during the quarter, reflecting the improvements achieved in driving value to the membership. This was achieved through a unique and attractive product proposition for business and advantage members. • In e-commerce, we achieved good sales growth during the third edition of Mexico's "Hot Sale," with a great online proposition in more than 20 categories, supported by the improved Walmart general merchandise and Superama mobile apps.

Walmart International - key market highlights (cont.) 15 U.K. • Significant, structural shifts driven by growth in hard discounters and intense price competition led to continued food deflation across the market. • U.K. management remains focused on improving retail basics through delivery of Project Renewal; strengthening the customer offer both online and offline through price & quality improvements, simplifying the assortment and driving stronger availability through improved operational discipline. • Project Renewal activity is backed up by programs to drive operating cost and cost of goods savings. Canada • Comp sales were positive for the ninth consecutive quarter, benefiting from continued price investments and improvements in operational standards. • Walmart Canada gained 60 basis points of market share in food and consumables and health & wellness for the 12-week period ended July 23rd, according to Nielsen. • E-commerce continues to grow, and the expansion of online grocery to the Toronto metro area is performing well. • The business drove cost reductions through our cost analytics program, which, together with store productivity improvement, continued to fuel price improvements. • Inventory levels continue to decrease, improving efficiency from a store and labor perspective.

Walmart International - key market highlights (cont.) China • Comp sales declined due to a combination of deep discounting by online competitors during sales events and unfavorable weather. • New stores continue to improve performance, and, according to Nielsen, we continued to gain market share in the hypermarket sector. • "We Operate for Less" initiatives continued to deliver results. Through store and DC productivity improvements, expenses grew at a slower rate than sales on a constant currency basis. • The strategic alliance with JD.com announced in June will enable us to better serve consumers through a powerful combination of e-commerce and retail. Brazil • The economic environment continues to be challenging with negative GDP and high inflation. • Strong performance in the wholesale business continued with a double digit comp sales increase. • The business completed the systems integration which now allows all banners to operate under a single financial system. This will provide better visibility to business outcomes, improved alignment of marketing efforts and further enhance our compliance programs. 16

Sam's Club (Amounts in millions) Without fuel1 With fuel Without fuel1 With fuel Q2 Δ2 Q2 Δ2 YTD Δ2 YTD Δ2 Net sales $13,449 0.4% $14,543 -1.3% $26,176 1.6% $28,151 -0.2% Comparable club sales3 0.6% -70 bps -1.2% 110 bps 0.3% -60 bps -1.5% 150 bps • Comp traffic -0.4% -90 bps NP NP NP NP NP NP • Comp ticket 1.0% 20 bps NP NP NP NP NP NP E-commerce impact4 ~0.6% ~ 0 bps NP NP NP NP NP NP Gross profit rate Increase 79 bps Increase 99 bps Increase 49 bps Increase 76 bps Membership income NP 2.9% NP NP NP 3.4% NP NP Operating income $454 7.8% $472 10.3% $862 0.6% $885 3.5% 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. 2 Change versus prior year comparable period. 3 Comp sales are on a 13-week and 26-week basis for the periods ended July 29, 2016 for Q2 and YTD, respectively. 4 The company's e-commerce sales impact includes those sales initiated through the company's websites and fulfilled through the company's dedicated e-commerce distribution facilities, as well as an estimate for sales initiated online but fulfilled through the company's stores and clubs. NP - Not provided 17

Sam's Club - financial highlights 18 Sales • Comp sales1 for the period increased 0.6%, slightly ahead of expectations. • Market deflation accelerated from Q1 and impacted comp sales, primarily in food, by approximately 100 basis points. • E-commerce sales contributed approximately 60 basis points to comp sales. • Club pick-up and the direct to home businesses continue to have strong results. • The Scan & Go program, emphasizing even more member value with the added convenience factor, has expanded to approximately 240 clubs, and a nation-wide roll-out is scheduled to be complete by the end of this year. Gross Margin • Excluding fuel, gross profit rate increased 79 basis points primarily due to improved margin rates in home and apparel and in grocery; partially offset by investments in price and in the cash rewards program. Expenses • Operating expenses deleveraged during the quarter, as expected. Sam’s continues to make strategic investments in people and technology. Membership Income • Membership income increased 2.9% during the quarter. Plus member counts increased, along with Plus penetration rates. Inventory • Comp inventory was essentially flat in the period as segment inventory declined by 50 basis points. 1 Excluding fuel. See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures.

Sam's Club - category highlights

Category	Comp	Comments
Fresh / Freezer / Cooler	- low single-digit	Commodity deflation continued to pressure results in fresh meat and dairy categories. Assortment changes in frozen foods negatively impacted sales. Produce again delivered positive results on item availability and strong promotional performance.
Grocery and beverage	relatively flat	Water, sports drinks, and snacks generated strong results from new item introductions. This strength was offset by weakness in candy, oil/rice, canned protein, and baking.
Consumables	+ low single-digit	Paper goods, laundry, and health & beauty drove positive sales increases through continued strength in the private brand portfolio combined with new and exclusive items in subcategories such as skin care, sun care and fabric enhancers.
Home and apparel	+ low single-digit	Apparel delivered consistently strong performance in areas such as children's and ladies'. Toys & recreation, homelines and seasonal hardware delivered positive results on strong item merchandising. Planned reductions in outdoor living inventory levels pressured top line sales performance.
Technology, office and entertainment	- mid single-digit	Softer than expected results in the TV category due to weakness of new item launches. The planned exit of movies/music categories as well as continued industry headwinds in wireless pressured sales. Connected home and wearable devices performed well on strong assortment, which capitalized on current trends.
Health and wellness	+ mid single-digit	Free/4/10 Plus benefit program continued to drive positive momentum in generic script counts. The protein category posted double digit growth due to aggressive pricing on top SKUs. Private brand items also up double digit across the OTC area.

Sam's Club
Savings Made Simple

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Third-party FCPA- and compliance-related expenses Q2 YTD (Amounts in millions) FY17 FY16 FY17 FY16 Ongoing inquiries and investigations $23 $23 $44 $48 Global compliance program and organizational enhancements 5 7 9 15 Total $28 $30 $53 $63 • In fiscal year 2017, we expect our third party FCPA- and compliance-related expenses to range between $100 and $120 million. These are included in our Corporate and support expenses. 20

Non-GAAP measures - ROI Management believes return on investment (ROI) is a meaningful metric to share with investors because it helps investors assess how effectively Walmart is deploying its assets. Trends in ROI can fluctuate over time as management balances long-term potential strategic initiatives with possible short-term impacts. ROI was 15.5 percent and 16.2 percent for the trailing 12 months ended July 31, 2016 and 2015, respectively. The decline in ROI was primarily due to our decrease in operating income. We define ROI as adjusted operating income (operating income plus interest income, depreciation and amortization, and rent expense) for the trailing 12 months divided by average invested capital during that period. We consider average invested capital to be the average of our beginning and ending total assets, plus average accumulated depreciation and average amortization, less average accounts payable and average accrued liabilities for that period, plus a rent factor equal to the rent for the fiscal year or trailing 12 months multiplied by a factor of 8. When we have discontinued operations, we exclude the impact of the discontinued operations. Our calculation of ROI is considered a non-GAAP financial measure because we calculate ROI using financial measures that exclude and include amounts that are included and excluded in the most directly comparable GAAP financial measure. For example, we exclude the impact of depreciation and amortization from our reported operating income in calculating the numerator of our calculation of ROI. In addition, we include a factor of 8 for rent expense that estimates the hypothetical capitalization of our operating leases. We consider return on assets (ROA) to be the financial measure computed in accordance with generally accepted accounting principles (GAAP) most directly comparable to our calculation of ROI. ROI differs from ROA (which is consolidated net income for the period divided by average total assets for the period) because ROI: adjusts operating income to exclude certain expense items and adds interest income; adjusts total assets for the impact of accumulated depreciation and amortization, accounts payable and accrued liabilities; and incorporates a factor of rent to arrive at total invested capital. Because of the adjustments mentioned above, we believe ROI more accurately measures how we are deploying our key assets and is more meaningful to investors than ROA. Although ROI is a standard financial metric, numerous methods exist for calculating a company's ROI. As a result, the method used by management to calculate our ROI may differ from the methods used by other companies to calculate their ROI. 21

Non-GAAP measures - ROI cont.

The calculation of ROI, along with a reconciliation to the calculation of ROA, the most comparable GAAP financial measure, is as follows:

Wal-Mart Stores, Inc.
Return on Investment and Return on Assets

(Dollars in millions)	Trailing Twelve Months Ended July 31, 2016	Trailing Twelve Months Ended July 31, 2015
CALCULATION OF RETURN ON INVESTMENT		
Numerator		
Operating income	$ 23,796	$ 25,963
+ Interest income	83	100
+ Depreciation and amortization	9,701	9,304
+ Rent	2,453	2,755
Adjusted operating income	$ 36,033	$ 38,122
Denominator		
Average total assets[1]	$ 198,253	$ 201,191
+ Average accumulated depreciation and amortization[1]	72,156	67,192
- Average accounts payable[1]	38,564	37,027
- Average accrued liabilities[1]	18,971	18,264
+ Rent x 8	19,624	22,040
Average invested capital	$ 232,498	$ 235,132
Return on investment (ROI)	15.5%	16.2%

(Dollars in millions)	Trailing Twelve Months Ended July 31, 2016	Trailing Twelve Months Ended July 31, 2015
CALCULATION OF RETURN ON ASSETS		
Numerator		
Consolidated net income	$ 15,267	$ 15,932
Denominator		
Average total assets[1]	$ 198,253	$ 201,191
Return on assets (ROA)	7.7%	7.9%

Certain Balance Sheet Data	As of July 31, 2016	2015	2014
Total assets	$ 197,886	$ 198,620	$ 203,762
Accumulated depreciation and amortization	74,730	69,582	64,801
Accounts payable	39,902	37,225	36,828
Accrued liabilities	19,651	18,290	18,237

Walmart

[1] The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2.

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Non-GAAP measures - free cash flow We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. Free cash flow was $10.3 billion and $5.1 billion for the six months ended July 31, 2016 and 2015, respectively. The increase in free cash flow was primarily due to improved working capital management, including significant inventory improvement, and timing of payments. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Walmart's definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities. Six Months Ended July 31, (Dollars in millions) 2016 2015 Net cash provided by operating activities $ 14,931 $ 10,102 Payments for property and equipment (capital expenditures) -4,619 -5,044 Free cash flow $ 10,312 $ 5,058 Net cash used in investing activities1 $ -4,416 $ -4,602 Net cash used in financing activities $ -11,214 $ -8,774 1 "Net cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow. 23

Non-GAAP measures - constant currency

The term "currency exchange rates" refers to the currency exchange rates we use to convert the operating results for all countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates, and the comparable prior year period's currency exchange rates. We refer to the results of the calculation as the impact of currency exchange rate fluctuations. When we report constant currency operating results, we are reporting operating results without the impact of currency exchange rate fluctuations and without the impact of acquisitions, if any, until the acquisitions are included in both comparable periods. The disclosure of constant currency amounts or results permits investors to understand better Walmart's underlying performance without the effects of currency exchange rate fluctuations or acquisitions. The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the three and six months ended July 31, 2016.

	Three Months Ended July 31,				Six Months Ended July 31,			
	Walmart International		Consolidated		Walmart International		Consolidated	
(Dollars in millions)	2016	Percent Change	2016	Percent Change	2016	Percent Change	2016	Percent Change
Total revenues:								
As reported	$ 29,431	-4.8%	$ 120,854	0.5%	$ 57,787	-6.0%	$ 236,758	0.7%
Currency exchange rate fluctuations[1]	2,739	N/A	2,739	N/A	6,261	N/A	6,261	N/A
Constant currency total revenues	$ 32,170	4.0%	$ 123,593	2.8%	$ 64,048	4.2%	$ 243,019	3.4%
Net sales:								
As reported	$ 28,621	-6.6%	$ 119,405	0.1%	$ 56,704	-6.9%	$ 234,391	0.5%
Currency exchange rate fluctuations[1]	2,688	N/A	2,688	N/A	6,186	N/A	6,186	N/A
Constant currency net sales	$ 31,309	2.2%	$ 122,093	2.3%	$ 62,890	3.2%	$ 240,577	3.1%
Operating income:								
As reported	$ 1,727	35.2%	$ 6,165	1.6%	$ 2,891	23.2%	$ 11,440	-2.6%
Currency exchange rate fluctuations[1]	157	N/A	157	N/A	298	N/A	298	N/A
Constant currency operating income	$ 1,884	47.5%	$ 6,322	4.2%	$ 3,189	35.9%	$ 11,738	-0.1%

[1] Excludes currency exchange rate fluctuations related to acquisitions until the acquisitions are included in both comparable periods.

Walmart

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Non-GAAP measures - fuel impact The net sales and operating income of Sam's Club for the quarter ended July 31, 2016, the percentage changes in those financial measures from the prior year period, Sam’s Club’s comparable club sales for the 13-week and 26-week periods ended July 29, 2016 and Sam's Club's projected comparable club sales for the 13-week period ending October 28, 2016, in each case calculated by excluding Sam's Club's fuel sales for such periods, are non-GAAP financial measures. We believe the Sam's Club net sales and operating income for the quarter ended July 31, 2016, the percentage changes in those financial measures from the prior year period, Sam’s Club’s comparable club sales for the 13-week and 26-week periods ended July 29, 2016, and Sam’s Club’s projected comparable club sales for the 13-week period ending October 28, 2016, in each case calculated by including Sam’s Club’s fuel sales for such period, are, respectively, the financial measures computed in accordance with GAAP most directly comparable to the non-GAAP financial measures described above.   We believe that the presentation of the non-GAAP financial measures with respect to Sam’s Club described above provides useful information to investors regarding Walmart’s financial condition and results of operations because that information permits investors to understand the effect of the fuel sales of Sam's Club, which are affected by the volatility of fuel prices, on Sam's Club's net sales and operating income and on Sam’s Club’s comparable club sales for the periods presented. 25

Non-GAAP measures - fuel impact cont. The table below reflects the calculation of the fuel impact for net sales and operating income for the three and six months ended July 31, 2016 and 2015. Three Months Ended July 31, Six Months Ended July 31, (Dollars in millions) 2016 2015 Percent Change 2016 2015 Percent Change Sam's Club Net Sales: Excluding Fuel $ 13,449 $ 13,395 0.4% $ 26,176 $ 25,758 1.6% Fuel Impact 1,094 1,339 N/A 1,975 2,455 N/A As Reported $ 14,543 $ 14,734 -1.3% $ 28,151 $ 28,213 -0.2% Operating Income: Excluding Fuel $ 454 $ 421 7.8% $ 862 $ 857 0.6% Fuel Impact 18 7 N/A 23 -2 N/A As Reported $ 472 $ 428 10.3% $ 885 $ 855 3.5% The table below reflects the fuel impact for comparable club sales for the 13 weeks and 26 weeks ended July 29, 2016 and July 31, 2015. Without Fuel With Fuel Fuel Impact 13 Weeks Ended 13 Weeks Ended 13 Weeks Ended 7/29/2016 7/31/2015 7/29/2016 7/31/2015 7/29/2016 7/31/2015 Sam's Club 0.6% 1.3% -1.2% -2.3% -1.8% -3.6% 26 Weeks Ended 26 Weeks Ended 26 Weeks Ended 7/29/2016 7/31/2015 7/29/2016 7/31/2015 7/29/2016 7/31/2015 Sam's Club 0.3% 0.9% -1.5% -3.0% -1.8% -3.9% 26

Non-GAAP measures - adjusted EPS The adjusted diluted earnings per share from continuing operations attributable to Walmart (Adjusted EPS) for the three-month period ended July 31, 2016 is considered a non- GAAP financial measure under the SEC's rules because the Adjusted EPS excludes certain amounts not excluded in the diluted earnings per share from continuing operations attributable to Walmart calculated in accordance with GAAP (EPS) for the three-month period ended July 31, 2016. Management believes that the Adjusted EPS for the three- month period ended July 31, 2016 is a meaningful metric to share with investors because that metric, which adjusts EPS for certain items recorded in the period, is the metric that best allows comparison of the performance for the comparable period. In addition, the metric affords investors a view of what management considers Walmart's core earnings performance for the three-month period ended July 31, 2016 and also affords investors the ability to make a more informed assessment of the core earnings performance for the comparable period. We have calculated the Adjusted EPS for the three-month period ended July 31, 2016 by adjusting the EPS for the amount of the impact of the gain of $0.14, net of tax, from the sale of Yihaodian in China. Adjusted EPS for the three months ended July 31, 2016 is a non-GAAP financial measure. The most directly comparable financial measure calculated in accordance with GAAP is EPS for the three months ended July 31, 2016. 27 Adjusted EPS - Three Months Ended July 31, 2016 Three Months Ended July 31, 2016 Diluted net income per share: Adjusted EPS $1.07 Adjustment - Gain from the sale of Yihaodian in China, net of tax $0.14 EPS $1.21

Non-GAAP measures - adjusted EPS cont. Forecasted Adjusted EPS (Forecasted Adjusted EPS) is also considered a non-GAAP financial measure. Management believes that Forecasted Adjusted EPS for Fiscal 2017 is a meaningful metric to share with investors because that metric, which adjusts EPS for certain items recorded in the period, is the metric that best allows comparison of the expected performance for Fiscal 2017 to the performance for the comparable period. In addition, the metric affords investors a view of what management is forecasting for Walmart's core earnings performance for Fiscal 2017 and also affords investors the ability to make a more informed assessment of the core earnings performance for the comparable period. We have calculated Forecasted Adjusted EPS for Fiscal 2017 by adjusting Forecasted EPS for the amount of the impact of the gain of $0.14, net of tax, from the sale of Yihaodian in China. 28 Forecasted Adjusted EPS - Fiscal 2017 Fiscal 2017 Diluted net income per share: Forecasted Adjusted EPS $4.15 - $4.35 Adjustment - Gain from the sale of Yihaodian in China, net of tax $0.14 Forecasted EPS $4.29 - $4.49

• Additional information related to reconciliations for our non-GAAP financial measures (ROI, free cash flow, constant currency, Sam’s Club comparable measures, and Adjusted EPS) • Unit counts & square footage • Comparable store sales • Terminology • FY 17 earnings dates Additional resources at stock.walmart.com 29